UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), in its Current Report on From 8-K filed with the Securities and Exchange Commission (“SEC”) on October 10, 2023, Ke Sun, a member of the Board of Directors (the “Board”) of the Company notified the Board that she has resigned as a director of the Company effective immediately. In connection with Ms. Sun’s resignation, and to comply with Nasdaq Listing Rule 5605(b)(1)(A), on October 11, 2023, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was no longer in compliance with Nasdaq’s independent requirements as set forth in Listing Rule 5605 as the Board was not comprised of a majority of independent directors as required by Nasdaq Listing Rule 5605(b)(1).

On October 16, 2023, the Board determined that in addition to Mr. Chad Chen, Mr. Jie Cheng, and Mr. Lev Peker, each of whom is an independent director, Ms. Li Han is  independent as defined by Nasdaq Listing Rule 5605. In addition, the Board voted to reduce the size of the Board from seven to six members, effective immediately. As a result of such reduction, there are currently no vacancies on the Board.

With the determination of Ms. Han as independent, the Company has regained compliance with Nasdaq Listing Rule 5605(b)(1) within the standard grace period for achieving such compliance and the matter is now resolved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: October 17, 2023	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer